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                                                                   EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Internet Pictures Corporation of our report dated January 31, 2000, except for Note 12, which is as at March 6, 2000 relating to the consolidated financial statements and the supplemental consolidated pooled financial Statements of Internet Pictures Corporation (formerly bamboo.com), which appear in the Annual Report on Form 10-K for the year ended December 31, 1999, and our report dated January 31, 2000, except for
Note 12 of the Consolidated Financial Statements and Note 16 of the Supplemental Pooled Consolidated Financial Statements, which are as of March 31, 2000, relating to the consolidated financial statements and the supplemental consolidated pooled financial statements, which appear in the Registration Statement (No. 333-32680) on Form S-1. We also consent to the references to us under the heading "Experts" and "Selected Historical Financial Information" in the Registration Statements on Form S-1 (No. 333-32680).



/s/ PricewaterhouseCoopers LLP
-------------------------------
PricewaterhouseCoopers LLP

San Jose, California
May 1, 2000


                                 Exhibit 23.2-1